UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Fauquier Bankshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 2, 2021

Dear Shareholder,

We recently mailed you proxy materials in connection with our upcoming Special Meeting of Shareholders to be held on March 25, 2021. The purpose of this meeting is to approve the merger of Fauquier Bankshares, Inc. into Virginia National Bankshares Corporation and related matters. According to our records, we have not yet received your vote.

Your vote is very important, regardless of the number of shares you own. Please take a moment to vote your shares, and preferably by internet as described on your proxy card and in the accompanying joint proxy statement/prospectus. If you do not have access to the internet, please vote by telephone as described on your proxy card or by signing and returning your proxy card in the envelope provided.

The Board of Directors of Fauquier Bankshares, Inc. recommends that you vote “FOR” the merger.

If you have voted your shares, please disregard this letter. Thank you for your cooperation and for your support of our company.

Sincerely,

Marc J. Bogan President & CEO	John B. Adams, Jr. Chairman of the Board

PLEASE VOTE AND SUBMIT YOUR PROXY TODAY!

See the legend on the reverse side of this letter

Additional Information About the Merger and Where to Find It

In connection with the proposed merger (the “Merger”) of Fauquier Bankshares, Inc. (“Fauquier”) into Virginia National Bankshares Corporation (“Virginia National”), Virginia National has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which includes a final joint proxy statement/prospectus regarding the Merger which has been mailed to shareholders of both Virginia National and Fauquier. SECURITY HOLDERS OF FAUQUIER ARE ADVISED TO READ THE REGISTRATION STATEMENT AND THE FINAL JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING VIRGINIA NATIONAL, FAUQUIER AND THE PROPOSED MERGER. Security holders may obtain free copies of these documents, once they are filed, and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Security holders will also be able to obtain these documents, once they are filed, free of charge, by requesting them in writing from Tara Y. Harrison, Virginia National’s Chief Financial Officer, at 404 People Place, Charlottesville, Virginia 22911, or by telephone at (434) 817-8587, or Christine E. Headly, Fauquier’s Chief Financial Officer, at 10 Courthouse Square, Warrenton, Virginia 20186, or by telephone at (540) 349-0218.

Virginia National, Fauquier and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Virginia National and Fauquier in connection with the proposed Merger. Information about the directors and executive officers of Virginia National and Fauquier will be included in the final joint proxy statement/prospectus when it becomes available. Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the final joint proxy statement/prospectus regarding the proposed Merger. You may obtain free copies of each document as described in the preceding paragraph.